UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2006
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
UICI
9151 Grapevine Highway, North Richland Hills, Texas
(Former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Subscription Agreement
Nonqualified Stock Option Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective July 1, 2006, the Board of Directors of HealthMarkets, Inc. appointed Allen F. Wise to serve on the Company’s Board of Directors, to serve until his successor is elected and duly qualified. Mr. Wise will also serve as the Chairman of HealthMarkets, Inc.’s Board of Directors. Mr. Wise is also chairman of the board of directors of Coventry Health Care, a national managed health care company based in Bethesda, Md.
     In connection with his appointment to the Board of Directors, Mr. Wise was granted the opportunity to purchase 27,027 shares of the Company’s Class A-1 common stock at a purchase price of $37.00 per share, pursuant to the terms of a Subscription Agreement, in the form filed herewith as Exhibit 10.1. The Board of Directors also granted to Mr. Wise options to purchase an aggregate of 74,323 shares of the Company’s Class A-1 Common Stock, of which (a) 67,567 options are exercisable at an exercise price of $37.00 per share and (b) 6,756 options are exercisable at an exercise price of $74.00 per share, pursuant to the Company’s Management Stock Option Plan and separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1	Subscription Agreement, dated July 1, 2006, between HealthMarkets, Inc. and Allen F. Wise

10.2	Nonqualified Stock Option Agreement, dated as of July 1, 2006, between HealthMarkets, Inc and Allen F. Wise

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthMarkets, Inc

Date: July 6, 2006	By:	/s/ GLENN W. REED

Name: Glenn W. Reed
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Subscription Agreement, dated July 1, 2006, between HealthMarkets, Inc. and Allen F. Wise

10.2	Nonqualified Stock Option Agreement, dated as of July 1, 2006, between HealthMarkets, Inc and Allen F. Wise